UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2014

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On September 29, 2014, ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing data presented at the 2014 European Cancer Congress (the 39th ESMO, 33rd ESTRO, 18th ECCO conference) held in Madrid, Spain. This press release detailed updated clinical results on its investigational tyrosine kinase inhibitor (TKI), AP26113, in patients with advanced non-small cell lung cancer (NSCLC) from an ongoing Phase 1/2 trial.  These study results show sustained anti-tumor activity of AP26113 in patients with anaplastic lymphoma kinase (ALK) positive NSCLC, including patients with active brain metastases.  The updated Phase 1/2 trial now contains more mature data of AP26113, including increasing depth and durability of response in ALK+ NSCLC patients, as well as additional safety data.

ITEM 9.01       Financial Statements and Exhibits

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated September 29, 2014.

The press releases contain hypertext links to information on our website and/or other websites. The information on our website and any other website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	September 29, 2014

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